Exhibit 10.7

DIRECTOR NOMINATION AGREEMENT

This Director Nomination Agreement is made and entered into as of December 21, 2018 (this “Agreement”) by and among Ultra Petroleum Corp. (the “Company”) and the holders signatory hereto (the “Holders”) of the 9.00% Cash / 2.00% PIK Senior Secured Second Lien Notes due 2024 (the “Notes”) of Ultra Resources, Inc., a Delaware corporation (the “Issuer”).

WHEREAS, the Company and the Holders are parties to that certain Exchange Agreement, dated as of as of December 17, 2018 (the “Exchange Agreement”), by and among the Issuer, the Company, the subsidiary guarantors party thereto, the Holders and certain other holders of the Notes;

WHEREAS, the Company and the Holders wish to set forth certain understandings among themselves, including with respect to certain matters relating to the composition of the board of directors of the Company (the “Board”); and

WHEREAS, the Holders and Fir Tree Value Master Fund, LP, Fir Tree Capital Opportunity Master Fund, LP, Fir Tree Capital Opportunity Master Fund III, LP, FT COF (E) Holdings, LLC, FT SOF IV Holdings, LLC, FT SOF V Holdings, LLC and FT SOF VII Holdings, LLC (collectively, “Fir Tree”) are parties to a letter agreement dated as of December 21, 2018 setting forth certain understandings among themselves, including with respect to the voting by Fir Tree of its Voting Securities on such matters.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and each of the Holders agree as follows:

1. Board Observer. The Majority Holders (as such group is determined on the Closing Date (as defined in the Exchange Agreement)) may, at any time on or after the Closing Date and prior to termination of this Agreement pursuant to Section 8(a) (the “Term”), designate one (1) non-voting observer that meets the Independent Director Criteria (as defined herein) (such non-voting observer, the “Board Observer”); provided that such right shall be suspended at any time during which a New Independent Director (as defined herein) has been elected or appointed as a director of the Company pursuant to Section 2. The Company shall appoint the Board Observer as soon as practicable following his or her designation by the Majority Holders and the Board Observer will have the right, in the Board Observer’s capacity as such, to attend meetings of the Board and to receive all materials distributed to members of the Board; provided that (i) the Board Observer will only be allowed to observe meetings of the full Board and of the Board’s executive committee or other committee serving a similar function, if any, thereof and not any meetings of any other committee thereof, (ii) the Board Observer will in no circumstances have any right to vote, consent to or take any action in his or her capacity as Board Observer or on behalf of the Board or any committee thereof; (iii) the Board Observer may be excluded from any meeting of the Board (or any executive committee or other committee serving a similar function, if any, thereof) or portion thereof and may be prohibited from receiving any related materials if (x) the Board determines in good faith that such exclusion is necessary to preserve attorney-client, work product or similar privilege, or to comply with applicable law, or (y) if the Board determines in good faith that there exists, with respect to the subject matter of any such meeting or the related materials, an actual or potential conflict of interest between the Board Observer or any Affiliate of the Board Observer and the Company; and (iv) the Board Observer shall agree, pursuant to a confidentiality agreement that is consistent with, and no more restrictive than, the terms described herein (including, without limitation, the terms and conditions set forth in Sections 4(b) and (c) of this Agreement) and otherwise in form and substance acceptable to the Company in its reasonable discretion (each, a “Confidentiality Agreement”), to keep confidential any Confidential Information (as defined herein) prior to receiving any such material or attending any such meetings.

2. Board Representative.

(a) In the event that a current director of the Company who is not a Section 4.15 Director, as defined in Section 2 of Schedule A to the Company’s Articles of Reorganization, resigns or becomes unable to serve as a director of the Company due to death, disability or other reasons prior to the expiration of his or her term and a New Independent Director is not then a director of the Company, the Company shall nominate one (1) nominee to serve as a new independent director, which nominee shall (A) meet the Independent Director Criteria, (B) have been designated by the Majority Holders (as such group is determined ten (10) days prior to the Notification Date) and notified to the Company prior to the Notification Date and (C) have been approved by the Board, such approval not to be unreasonably withheld (each such nominee, a “New Independent Director”). As soon as practicable after nomination, the directors of the Company shall cause such New Independent Director to be appointed as a director of the Company and, at the 2019 Annual Meeting of Shareholders of the Company, and at each subsequent Applicable Meeting during the Term, the Company shall cause such New Independent Director to be nominated for election as a director of the Company at such Applicable Meeting and shall recommend to holders of Voting Securities that such New Independent Director be elected as a director of the Company at such Applicable Meeting (and shall not nominate, recommend or otherwise endorse any competing nominee to fill the vacancy on the Board).

(b) Provided that no New Independent Director has been appointed as a director of the Company by the directors of the Company in accordance with Section 2(a), at the 2019 Annual Meeting of Shareholders of the Company, and at each subsequent Applicable Meeting during the Term, until the amendment of the Company’s Articles to implement the Charter Amendment (as defined herein), the Company shall (i) propose an amendment (the “Charter Amendment”) to the Company’s Articles to increase the maximum number of directors of the Board by one (1) director from seven (7) directors to eight (8) directors and (ii), subject to the approval of the Shareholders by special resolution of the Charter Amendment, nominate one (1) New Independent Director. Upon approval of the Charter Amendment, the Company shall cause such New Independent Director to be nominated for election as a director of the Company at such Applicable Meeting and shall recommend to holders of Voting Securities that such New Independent Director be elected as a director of the Company at such Applicable Meeting (and shall not nominate, recommend or otherwise endorse any competing nominee to fill the vacancy on the Board created by the Charter Amendment). If the Company’s Articles are amended to implement the Charter Amendment but a New Independent Director is not approved by the Shareholders such that a vacancy is created on the Board, the Majority Holders may propose to the Board another nominee for election as a director of the Company, pursuant to the procedures set forth in Section 2(c), and the directors of the Company shall call a meeting of shareholders to vote on the election of such New Independent Director as a director of the Company to fill such vacancy.

(c) For each Applicable Meeting during the Term at which the term of any New Independent Director then on the Board will expire or at which no New Independent Director is then on the Board (other than by reason of the failure of the Company to amend its Articles to implement the Charter Amendment in accordance with Section 2(b)): (i) the Majority Holders may propose to the Board one (1) New Independent Director for nomination as a director of the Company. The Company shall cause such New Independent Director to be nominated for election as a director of the Company at such Applicable Meeting, and shall cause the Board to recommend to holders of Voting Securities that such New Independent Director be elected as a director of the Company at such Applicable Meeting (and shall not nominate, recommend or otherwise endorse any competing nominee to fill the applicable seat on the Board).

(d) Notwithstanding anything to the contrary in this Agreement, no director or officer of the Company shall, and the Company shall not be required to compel any director or officer to, take any action that such director or officer of the Company determines, in his or her sole discretion, may violation such officer or director’s fiduciary duties to the Company.

(e) The election or appointment of a New Independent Director pursuant to Section 2(a), Section 2(b) or Section 2(c) will be subject to such New Independent Director having executed and agreed to comply with all director onboarding materials (which onboarding materials will be no more onerous than the onboarding materials provided to other non-executive directors of the Board and which shall include a Confidentiality Agreement) provided to such New Independent Director prior to such Applicable Meeting. Should the Board and the Majority Holders be unable to mutually agree upon a New Independent Director pursuant to Section 2(a), Section 2(b) or Section 2(c), the Majority Holders will be entitled to continue to recommend different nominees that meet the Independent Director Criteria, until a New Independent Director is so mutually agreed upon and nominated for election as a director of the Company, provided that, for the avoidance of doubt, there shall be no requirement to notify the Company of such additional proposals prior to the Notification Date.

(f) At all times while serving as a member of the Board (and as a condition to such service), a New Independent Director shall (i) comply with all policies, codes and guidelines applicable to Board members (subject to Section 4(b)) (the “Director Policies”) and (ii) otherwise qualify as “independent” of the Company pursuant to the applicable securities laws and stock exchange requirements; provided that none of the Holders shall be responsible for any breach of this Section 2(f) by a New Independent Director.

(g) Should a New Independent Director resign from the Board or become unable to serve as a director of the Company due to death, disability or other reasons prior to the expiration of his or her term, the Majority Holders (as such group is determined on the date of resignation of such New Independent Director) will have the right to recommend for appointment as a director of the Company one (1) nominee that meets the Independent Director Criteria as a replacement director, subject to the approval by the Board, such approval not to be unreasonably withheld (each, a “Replacement”). The appointment of a Replacement for a New Independent Director will be subject to such Replacement having executed and agreed to comply with all director onboarding materials (which onboarding materials will be no more onerous than and in substantially the same form as the onboarding materials provided to other non-executive directors of the Board and which shall include a Confidentiality Agreement) provided to such Replacement, interviews with members of the Board (to be conducted within ten (10) Business Days of the Majority Holders’ recommendation of such Replacement), and a customary background check. The Company will complete its approval process within ten (10) Business Days of the later of its receipt of the Replacement’s executed director onboarding materials and the date of such interview. The Company shall appoint a Replacement as a director of the Company if (and only if), taking into account the Replacement’s skillset and experience (only if such replacement is a Replacement for a New Independent Director), it finds a Replacement to be reasonably acceptable. Promptly after a determination that a Replacement is reasonably acceptable, the Board and all applicable committees of the Board shall take all necessary actions to cause the Replacement to be appointed as a director of the Company and, if the Replacement is qualified under applicable securities laws and stock exchange requirements, as a member of those Board committees on which a New Independent Director being replaced served. In the event the Board reasonably finds that a Replacement is not acceptable, such Majority Holders will be entitled to recommend different nominees which meet the Independent Director Criteria, and such nominees will be subject to the foregoing approval process. For the avoidance of doubt, such Majority Holders will be entitled to continue to recommend different nominees which meet the foregoing criteria until a Replacement is appointed. Except as otherwise specified in this Agreement, if a Replacement is appointed, all references in this Agreement to the term “New Independent Director” will include such Replacement, as applicable. Except as otherwise expressly permitted herein, the Company and the Board shall not take any action to remove or seek the removal of any New Independent Director during the Term other than for Cause (as defined herein).

(h) On each date that a New Independent Director or a Replacement is nominated pursuant to this Agreement, each member of the Holder Group shall deliver to the Board a certificate certifying that such Holder beneficially owns the applicable Requisite Amount of Notes (which Notes, for the avoidance of doubt, may have been acquired in the Exchange or thereafter by such Holder).

(i) The Holders acknowledge that under no circumstances will the Company be required to nominate, elect or appoint more than one (1) New Independent Director as a director of the Company.

3. Resignation. Prior to the appointment of any New Independent Director as a director of the Company, such New Independent Director shall deliver to the Company an irrevocable resignation letter pursuant to which such New Independent Director shall resign from the Board and all applicable committees thereof as of the expiration of the Term. When such New Independent Director’s resignation is effected in accordance with this Section 3, the Company shall have no further obligations under Section 1 of this Agreement.

4. Confidentiality.

(a) Each New Independent Director shall be required to comply with the Company’s Code of Ethics and Business Conduct, as in effect on the date of this Agreement, including provisions relating to the confidentiality, disclosure and use of, including trading or influencing the actions of any Person based on, any non-public information entrusted to or obtained by such director by reason of his or her position as a director of the Company (“Confidential Information”).

(b) Notwithstanding the foregoing, each New Independent Director, if he or she is an Affiliate of any of the Holders or their respective Affiliates (or their Replacement, if an Affiliate of any of the Holders or their respective Affiliates), may, if he or she wishes to do so, provide Confidential Information to the Holders and their respective controlled Affiliates, officers, directors, employees, agents, representatives and advisors (including legal, tax, accounting and financial advisors and excluding, for the avoidance of doubt, any New Independent Director) (collectively, “Holder Representatives”) solely to the extent that provision of any such information is made in compliance with applicable securities laws; provided that the Holders (i) shall inform each Holder Representative of the confidential nature of the Confidential Information and (ii) shall not, and shall cause each Holder Representative not to, and shall instruct each other Holder Representative not to, disclose any Confidential Information to any Person other than Holder Representatives in compliance with this Section 4(b). The Company acknowledges that any such disclosure to any Holder or Holder Representative is in the necessary course of business for the Company. Each Holder shall be responsible for the breach of this Section 4(b) by any Holder Representative of such Holder. Notwithstanding the foregoing, neither any of the Holders nor any Holder Representative will be required to keep confidential or not disclose any information that (i) is already in the possession of such Holder or such Holder Representative from a source other than the Company; provided that such information is not known by such Holder, at the time of disclosure, to be subject to a confidentiality agreement with, or other obligation of confidentiality to, the Company; (ii) is or becomes generally known to the public other than as a result of a disclosure by any of the Holders or any Holder Representative in breach of this Section 4; (iii) is or becomes available or known to any of the Holders or any Holder Representative on a non-confidential basis from a source other than the Company; provided that such source is not known by such Holder to be bound by a confidentiality agreement with, or other obligation of confidentiality to, the Company; (iv) is or was independently developed by any of the Holders or any Holder Representative without any use of Confidential Information; or (v) is approved for disclosure by written authorization from the Company.

(c) In the event that any of the Holders or any Holder Representative is required by applicable subpoena, legal process, securities regulation or other legal requirement, or formally requested in an audit or examination by a regulator or self-regulatory organization with jurisdiction to regulate or oversee any aspect of its business (each, a “Legal

Requirement”), to disclose any of the Confidential Information, such Holder or Holder Representative shall, to the extent legally permissible and practicable, promptly notify the Company in writing in advance (including by email) so that the Company may seek a protective order or other appropriate remedy, at its sole cost and expense. Following notification by such Holder or Holder Representative to the Company (or before such notification if prior notification is not legally permissible or practicable), such Holder or Holder Representative may honor any such Legal Requirement if and solely to the extent that (i) such Person produces or discloses only that portion of the Confidential Information which its legal counsel advises it is legally required to be so produced or disclosed and such Person informs the recipient of such Confidential Information of the existence of the confidentiality obligations under this Section 4 and the confidential nature of the Confidential Information or (ii) the Company consents in writing to having the Confidential Information produced or disclosed pursuant to a Legal Requirement. In no event shall the Holders oppose action by the Company to obtain a protective order or other relief to prevent the production, disclosure or use of the Confidential Information or to obtain reliable assurance that confidential treatment will be afforded the Confidential Information. Notwithstanding any other provision of this Agreement to the contrary, if any of the Holders or any Holder Representative is subject to routine examination that is not targeted towards to the Company or the Confidential Information by a governmental regulatory agency having authority to regulate such Person, as applicable, such Holders or Holder Representative may disclose such Confidential Information as is requested by such agency in the course of any such examination without prior notice to the Company; provided that such Holders or Holder Representative, as applicable, shall advise the regulatory agency of the confidential nature of such information.

(d) The confidentiality provisions contained in this Section shall terminate on the later of the date (the “Termination Date”) that is twelve (12) months after the date that a New Independent Director or any Replacement ceases to serve on the Board.

5. Securities Laws. Each of the Holders acknowledges that it is aware, and agrees that it shall advise each Holder Representative who receives Confidential Information pursuant to Section 4(b), that applicable securities laws prohibit any Person who has received material, non-public information from purchasing or selling securities on the basis of such information or from communicating such information to any other Person unless in compliance with such laws. The Holders represent and warrant that they respectively maintain customary policies and procedures designed to prevent unauthorized trading and misuse of material, non-public information in violation of applicable securities laws.

6. Representations and Warranties of All Parties. Each of the parties represents and warrants to the other party that: (a) such party has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly and validly authorized, executed and delivered by it and is a valid and binding obligation of such party, enforceable against such party in accordance with its terms (subject to applicable bankruptcy and similar laws relating to creditors’ rights and to general equity principles); and (c) this Agreement will not result in a violation of any terms or conditions of any agreements to which such Person is a party or by which such party may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party.

7. Director Compensation. Each of the Holders represents and warrants and agrees that neither they nor any of their respective Affiliates have provided or agreed to provide, and shall not provide, any compensation in cash or otherwise to any New Independent Director in connection with such New Independent Director’s nomination and appointment as, or service as, a director of the Company (other than any New Independent Director’s regular compensation as an employee of or investor in such Holder or its Affiliate, as applicable).

8. Termination.

(a) This Agreement shall terminate in its entirety: (i) on the date on which no Holder beneficially owns the applicable Requisite Amount of Notes, whether such Notes were acquired in the Exchange or thereafter; or (ii) by delivery of written notice to the Company by the Holders beneficially owning at least a majority in principal amount of the Notes beneficially owned by the Holder Group on such date, requesting the termination of this Agreement.

(b) Notwithstanding the provisions of Section 8(a), the provisions of Sections 5 and 6 shall survive the termination of this Agreement indefinitely.

9. Certain Defined Terms. For purposes of this Agreement:

(a) “2019 Annual Meeting” means the annual meeting to be held in 2019.

(b) “Affiliate” means, with respect to a specified Person, any other Person, directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.

(c) “Applicable Meeting” means each annual and special meeting of Shareholders and any other meeting of Shareholders at which any director is being nominated for election or reelection.

(d) “Business Day” means any day other than a day on which banks are permitted or required to be closed in New York City.

(e) “Cause” means the termination of a New Independent Director by the Company by reason of: (i) the conviction of such New Independent Director by a court of competent jurisdiction as to which no further appeal can be taken of a crime involving moral turpitude or a felony; (ii) the commission by such New Independent Director of a material act of fraud upon the Company or any Affiliate, or any customer or supplier thereof; (iii) the misappropriation of any funds or property of the Company or any Affiliate, or any customer or supplier thereof, by such New Independent Director, (iv) the engagement by such New Independent Director in any direct and material conflict of interest with the Company or any Affiliate without compliance with the Company’s or Affiliate’s conflict of interest policy, if any, then in effect; (v) the failure of such New Independent Director to continue to meet the Independent Director Criteria; or (vi) the failure of such New Independent Director to comply with the Director Policies.

(f) “Control,” “Controlling” or “Controlled” means, as to a specified Person, the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(g) “Common Shares” means the common shares of the Company.

(h) “Exchange” has the meaning ascribed thereto in the Exchange Agreement.

(i) “Holder Group” means, together, each Holder that beneficially owns the applicable Requisite Amount of Notes (which Notes, for the avoidance of doubt, may have been acquired in the Exchange or thereafter by such Holder).

(j) “Independent Director Criteria” means that such Person (i) has substantial expertise and experience in exploration and production in the oil and gas industry, (ii) has the relevant financial and business experience to be a director of the Company and (iii) otherwise qualifies as “independent” of the Company pursuant to the applicable securities laws and stock exchange requirements.

(k) “Majority Holders” means, at the relevant time specified in this Agreement, members of the Holder Group that beneficially own at least a majority of the principal amount of the Notes beneficially owned by the Holder Group as a whole at such time (which Notes, for the avoidance of doubt, may have been acquired in the Exchange or thereafter by such member).

(l) “Notification Date” means sixty (60) days prior to the Applicable Meeting of Shareholders, whether an annual meeting or otherwise.

(m) “Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

(n) “Requisite Amount” means, with respect to each Holder, at least 50% of the aggregate principal amount of the Notes held by such Holder on the Closing Date.

(o) “Shareholder” means a holder of Voting Securities.

(p) “Voting Securities” shall mean the Common Shares and any other securities of the Company entitled to vote in the election of directors

10. Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of Delaware without reference to the conflict of laws principles thereof. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable legal requirements, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any dispute.

11. No Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

12. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.

13. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by email, when such email is sent to the email address set forth below during normal business hours and the appropriate confirmation is received, or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

if to the Company:

116 Inverness Drive East, Suite 400,

Englewood, Colorado 80112

Attention:      Chief Executive Officer

Corporate Secretary

with copies to:

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Attention:      Matthew R. Pacey

Brooks Antweil

Facsimile:      (713) 836-3786

Email:           matt.pacey@kirkland.com

brooks.antweil@kirkland.com

if to the Holders:

As set forth on each Holder’s signature page hereto.

with copies to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention:      Damian S. Schaible

Eli J. Vonnegut

Email:           damian.schaible@davispolk.com

eli.vonnegut@davispolk.com

14. Severability. If any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

15. Counterparts. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement.

16. Successors and Assigns. This Agreement shall not be assignable by any of the parties to this Agreement. This Agreement, however, shall be binding on successors of the parties hereto.

17. No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other Persons.

18. Amendments. This Agreement may only be amended pursuant to a written agreement executed by the members of the Holder Group and the Company.

19. Interpretation and Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The term “including” shall be deemed to mean “including without limitation” in all instances.

20. Specific Performance. Each of the parties hereto acknowledges and agrees that irreparable injury to the other party hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that the Company, on the one hand, and any of the Holders, on the other hand (the “Moving Party”), shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof, and the other party hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. This Section 20 is not the exclusive remedy for any violation of this Agreement.

21. Judgment Currency. The Company agrees to indemnify each Holder, its directors, officers, affiliates and each person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Holder Indemnified Party”), against any loss incurred by such Holder as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person; provided that the Company shall have no obligation to indemnify any Holder Indemnified Party against any such loss if the judgment or order is being made pursuant to an action brought by the Company or any of its Affiliates against such Holder Indemnified Party. The foregoing indemnity shall constitute a separate and independent obligation of the Company shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers, as of the date first above written.

ULTRA PETROLEUM CORP.

By:	/s/ Brad Johnson

Name:	Brad Johnson
Title:	Interim Chief Executive Officer

[Signature Page to Director Nomination Agreement]

NAME OF HOLDER:

[HOLDER],
on behalf of funds and/or accounts managed and/or advised by it and/or its affiliates

By:	/s/ Holder Representative

Name:
Title:

Address:

Email:

[Signature Page to Director Nomination Agreement]

NAME OF HOLDER:

[HOLDER],
on behalf of funds and/or accounts managed and/or advised by it and/or its affiliates

By:	/s/ Holder Representative

Name:
Title:

Address:

Email:

[Signature Page to Director Nomination Agreement]